Exhibit 99

TCF Financial Corporation

STATEMENT  PURSUANT TO 18 U.S.C. §1350

I, William A. Cooper, Chief Executive Officer of TCF Financial Corporation, a Delaware corporation (the “Company”), hereby certify as follows:

1.	This statement is provided pursuant to 18 U.S.C. § 1350 in connection with the Company’s Annual Report on Form 10-K for the period ended December 31, 2002 (the “Periodic Report”);

2.	The Periodic Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

3.

The information contained in the Periodic Report fairly presents, in all material  respects, the financial condition and results of operations of the Company as of the dates and for the periods indicated therein.

Date: February 24, 2003

/s/William A. Cooper
William A. Cooper
Chairman of the Board,
Chief Executive Officer and Director

Exhibit 99

TCF Financial Corporation

STATEMENT  PURSUANT TO 18 U.S.C. §1350

I, Neil W. Brown, Executive Vice President, Chief Financial Officer and Treasurer of TCF Financial Corporation, a Delaware corporation (the “Company”), hereby certify as follows:

1.	This statement is provided pursuant to 18 U.S.C. § 1350 in connection with the Company’s Annual Report on Form 10-K for the period ended December 31, 2002 (the “Periodic Report”);

2.	The Periodic Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

3.

The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods indicated therein.

Date:  February 24, 2003

/s/ Neil W. Brown
Neil W. Brown
Executive Vice President,
Chief Financial Officer and Treasurer
(Principal Financial Officer)